COOPERATION AGREEMENT

BETWEEN

VGRAB INTERNATIONAL LTD

(HEREINAFTER) REFERRED TO AS THE “VIL”, REPRESENTED BY LIONG FOOK WENG (CHARLES) – EXECUTIVE DIRECTOR/CHIEF FINANCIAL OFFICER WHICH EXPRESSION SHALL WHERE THE CONTEXT ADMITS INCLUDE ITS HEIRS, SUCCESSORS‐IN‐TITLE AND ASSIGNEES, ON THE ONE PART

AND

HAMPSHIRE MOTOR GROUP (CHINA) LTD

(HEREINAFTER) REFERRED TO AS THE “HMGC”, REPRESENTED BY CHEN WEI JIE – EXECUTIVE DIRECTOR WHICH EXPRESSION SHALL WHERE THE CONTEXT SO ADMITS INCLUDE ITS HEIRS, SUCCESSORS‐ IN‐TITLE AND ASSIGNEES, ON THE OTHER PART

Cooperation Agreement No: VIL/CA/HMGC/V180625/1

EDT (Electronic document transmissions)

EDT (Electronic document transmissions) shall be deemed valid and enforceable in respect of any provisions of this Contract.  As applicable, this agreement shall be:-

1.

Incorporate U.S. Public Law 106-229, ‘‘Electronic Signatures in Global and National Commerce Act’’ or such other applicable law conforming to the UNCITRAL Model Law on Electronic Signatures (2001) and

2.

ELECTRONIC COMMERCE AGREEMENT (ECE/TRADE/257, Geneva, May 2000) adopted by the United Nations Centre for Trade Facilitation and Electronic Business (UN/CEFACT).

3.

EDT documents shall be subject to European Community Directive No. 95/46/EEC, as applicable. Either Party may request hard copy of any document that has been previously transmitted by electronic means provided however, that any such request shall in no manner delay the parties from performing their respective obligations and duties under EDT instruments.

PRIVATE & CONFIDENTIAL

COOPERATION AGREEMENT

This Cooperation Agreement (“The Agreement”) is made and entered into this 25th day of June 2018, by and between:

Between

VGRAB INTERNATIONAL LTD, Company Registration Number: LL12069, a company duly organized and existing under the Laws of Federal Territory of Labuan with registered address at Kensington Gardens, No. U1317, Lot 7616, Jalan Jumidar Buyong, 87000 Federal Territory of Labuan, Malaysia, represented in this Act by its Executive Director/Chief Financial Officer, Liong Fook Weng (Charles) and herewith referred to as the “VIL”, which expression where the context so admits, shall include their Personal Representatives, Heirs, Successors-In-Title and Assignees on the first part.

And

HAMPSHIRE MOTOR GROUP (CHINA) LTD, Company Registration Number: 588773, a company duly organized and existing under the Laws of Hong Kong SAR with registered address at  Room  E,  6th  Floor,  Eastern  Commercial  Center, 397 Hennessy Road, Hong Kong, P.R.China, represented in this Act by its Executive Director, Chen Wei Jie and herewith referred to as the “HMGC”; which expression where the context so admits, shall include their Personal Representatives, Heirs, Successors-In-Title and Assignees on the other part.

And hereinafter, the parties hereto shall be referred to as “Party” or “Parties”.

/s/ VIL Initials	/s/ HMGC Initials

Witnessed: That –

WHEREAS the parties hereto have been in negotiation and wish to record their present intention set out as follows:-

A.

The Parties hereby mutually expressed their desire to enter into this Agreement as private party cooperating with each other on mutual beneficial consideration. The parties are responsible for their own respective duties and tax liabilities.

B.

Both parties hereby declare that they are not working for any agency of any government but instead are operating as private, sophisticated business associates as defined by International Chamber of Commerce (“ICC”) rules and regulations.

C.

Both parties agreed into a Cooperation for the Business Development, Brand Building and Investment on Duesenberg Brand and/or any others products material of Duesenberg Brand and/or Duesenberg’s sub brands into the global markets.

D.

HMGC has given the Exclusive Sole Rights to VIL and/or its Holding Company (VGrab Communications Inc.) and/or its subsidiaries (VGrab Communications Malaysia Sdn Bhd) on the Online and Offline Promotions, Website design, Brands promotions, Social Media Promotions, Brands and Products Marketing, Software Developments, Systems Integrations, Market Research, strategic investments, sales and distribution for the global market on all Duesenberg Brand and/or sub-brands.

E.

VIL shall with its best ability and efforts will promote, advertise, market and other activities including development of a SMART integrated systems for all of Duesenberg and/or its sub-branding products into the global market with the guidance and support of HMGC.

F.

Both Parties agreed to a percentage of Profit Sharing from the Revenue Generated on Duesenberg Products as described in Clause 7

/s/ VIL Initials	/s/ HMGC Initials

NOW IT IS HEREBY AGREED as follows:-

1.

DEFINITIONS:

Except where the context otherwise indicates, the following terms shall have the meaning as described to them in this “Définitions” passage, and shall include plural as well as singular.

“Agreement”	Shall mean the Cooperation Contract of which these specific provisions agreed between VIL and HMGC form the conditions of this Cooperation.

“Commencement Date”	Shall mean the date this agreement was signed by both parties.

“Expiry Date”	Shall mean the date where this Agreement ceases to be effective and is Ten (10) years from the Commencement Date

“Business”	Shall mean all brand related to Duesenberg trade, business, investment, distribution, dealerships, franchise, etc., and all matters related thereto.

“Confidential Information”

Shall mean any information, which is disclosed by one Party to the other Party pursuant to or in connection with this Agreement (whether orally or in writing, and whether or not such information is expressly stated to be confidential or marked as such).

“Intellectual Property”

Shall mean any patent, copyright, registered design, trade mark or other industrial or intellectual property right subsisting globally, in respect of the Duesenberg Products (as hereinafter defined),, and applications for any of the foregoing. All Intellectual Property is owned by Brightcliff.

“Business”

Shall mean all brand related to Duesenberg trade, business, investment, distribution, dealerships, franchise, and products etc., as may from time to time be manufactured or sold by Duesenberg and all matters related thereto.

/s/ VIL Initials	/s/ HMGC Initials

“VIL”	Shall mean VGrab International Ltd. A 100% owned by VGrab Communications Inc.

“VCI”	Shall mean VGrab Communications Inc. A Public Listed Company on the OTC Markets.

“VCM”	Shall mean VGrab Communications Malaysia Sdn Bhd. A 100% subsidiary owned by VGrab International Ltd.

“HMGC”	Shall mean Hampshire Motor Group (China) Ltd.

“Duesenberg”	Shall mean the Duesenberg Brand, products sub brands, trademarks, and/or copyrights belonging to Brightcliff Ltd.

“Duesey”	Shall mean the sub brand belonging to Duesenberg

“Brand”	shall mean Duesenberg or its sub-brands.

“Revenue Generated”	shall means the Gross Profit before taxes.

“Product”	shall mean a Duesenberg’s item(s) offered for sale, directly or indirectly. It can be a service, an item in a physical or in virtual/ cyber form.

“Disclosing Party”	shall means the party disclosing the Confidential Information.

“Specified Persons”	shall mean either party’s families, employees, officers, directors, advisors, consultants, agents, contractors, sub-contractors, representatives, or dealers.

“Party”	shall mean either VIL or HMGC.

“Parties”	shall mean VIL and HMGC jointly.

/s/ VIL Initials	/s/ HMGC Initials

2.

AGREEMENT

In consideration of mutual promises and covenants expressed herein and other consideration, the receipt of which is hereby expressly acknowledged by all parties to be sufficient to make this Agreement binding and enforceable, the Parties, upon execution of this Agreement, do hereby, represent and warrant the terms and conditions hereinafter contained.

3.

COMMENCEMENT DATE

This Agreement shall commence on 25th June 2018

4.

VIL AND HMGC BUSINESS.

4.1.

VCI is primarily involved in, inter alia, Online and Offline Promotions, Website design, Brands promotions, Social Media Promotions, Brands and Products Marketing, Software Developments, Market Research and strategic investments for the worldwide Online and Offline Advertising & Promotions Industry.

4.2.

VIL is 100% owned by VGrab Communications Inc. listed in the OTC Markets.

4.3.

HMGC is authorised by the trademark owner; Brightcliff Ltd, to promote and develop the brand, trademark, products and logo for Duesenberg worldwide.

5.

REPRESENTATIONS AND WARRANTIES

5.1

All parties recognizes that all trade business of VIL and HMGC; is subject to copyright and remains the intellectual property of each individual parties. Hereby agree not to, or allow any other party to knowingly infringe this business contacts, Cooperation agreement, and copyright. All parties undertakes to keep secret the business contacts, Cooperation agreement.

5.2

The execution, delivery and performance of this Agreement is within the corporate powers of all parties, have been duly authorised by all necessary corporate action, do not contravene its Memorandum and Articles of Association and do not violate any law or regulation or any judgement, order or decree of any  governmental authority  or any Cooperation or undertaking binding on or affecting all parties.

/s/ VIL Initials	/s/ HMGC Initials

5.3

there is no pending legal action by any party against and should there exist any impending legal suits whatsoever full and frank disclosure has to made failing which the failing party to disclosed such information will be responsible to indemnify the other both parties for any losses therein.

5.4

All parties shall not at any time during the tenure of this Agreement, do any act that will result in any legal claim being brought against the other parties;

6.

ROLE OF THE PARTIES

6.1

HMGC shall provide to VIL all Duesenberg Corporate Identity/Logos as per Appendix “A”

6.2

VIL shall be responsible to uphold, conform and adhered to Duesenberg’s International Standards, Quality, guidelines, procedures and Corporate Identity/Logo.

6.3

HMGC shall be responsible in providing all Duesenberg’s current products, pricing, technical and sales support to VIL for advertising, promotions and marketing. VIL shall recommends and/or advice on current and new product pricing based on feasibility studies, market acceptance at each current or new markets.

6.4

VIL and/or its Holding Company (VCI.) and/or its subsidiaries (VCM) is authorised to use the Duesenberg brand and/or sub brands for market, promote and/or distribute Duesenberg’s various range of products globally.

6.5

In consultation with HMGC, VIL shall seek approval for all advertising, promotions, events and/or activities on Duesenberg and its sub brands before proceeding.

6.6

Both parties agreed, VIL on its own cost shall developed the online integrated smart system, which consist of the Point of Sales system products, raw materials data, customer data, loyalty with reward programmes and E Payments system (example: E-Wallet, WeChat Pay, AliPay, QR Wallet, etc.), CRM (Customer Relations Management) system and all advertising, promotions, events and/or activities for Duesenberg and Duesenberg sub brands.

6.7

Both parties agreed to be in constant consultations/discussions for the betterment on the Duesenberg products and the final decision(s) would be at HMGC discretion.

/s/ VIL Initials	/s/ HMGC Initials

6.8

This Agreement is binding on the successors and assigns of the parties hereto.

7.

PROFIT SHARING

In view of the best efforts in the development of SMART integrated systems, marketing, business development, advertising, promotions, events and other activities by VIL and/or by its Holding Company/subsidiaries, all parties hereby agrees on Profit sharing for the Revenue generated from the Sales of Duesenberg products. The Profit Sharing shall be as follows;

7.1

Each Product(s) Manufactured or Sold by HMGC/Duesenberg

7.1.1

Revenue Generated USD1Mil and above

VIL : 5% (Five Percent)

HMGC : 95% (Ninety Five Percent)

7.1.2

Revenue Generated USD500,000.00 – USD999,999.00

VIL : 10% (Ten Percent)

HMGC : 90% (Ninety Percent)

7.1.3

Revenue Generated USD100,000.00 – USD499,999.00

VIL : 15% (Fifteen Percent)

HMGC : 85% (Eighty Five Percent)

7.1.4

Revenue Generated USD100,000.00 and below

VIL : 20% (Twenty Percent)

HMGC : 80% (Eighty Percent)

7.2

Business Investment or new Product(s) Developed by VIL

7.2.1

Revenue Generated USD100,000.00 and above

VIL : 95% (Ninety Five Percent)

HMGC : 5% (Five Percent)

7.2.2

Revenue Generated USD100,000.00 and below

VIL : 94% (Ninety Four Percent)

HMGC : 6% (Six Percent)

7.3

The terms on Clause 7.1 to 7.2 are subject to review and/or changes by mutual consultation and consent.

7.4

All parties shall provide the banking details between each other for the transfer of funds on the Profit Sharing.

/s/ VIL Initials	/s/ HMGC Initials

7.5

The profit sharing payment shall be at made yearly or accumulative to the next business year unless mutual consent otherwise by all parties.

7.6

The parties are responsible for their own bank charges, respective duties and tax liabilities for their profit sharing amount.

8.

INVESTMENTS IN DUESENBERG OR DUESENBERG SUB BRANDS

8.1

VIL is authorised to invest and/or participate in Duesenberg products/businesses on its own cost and/or to develop a new line of high- end luxury quality products but is subject to conforming to Duesenberg’s corporate guidelines, standards and quality. However, such investment shall need the business plan and consent from HMGC and/or Duesenberg.

8.2

Any new line of high-end luxury quality products developed by VIL are the ownership of VIL (except the trademark of Duesenberg and/or Duesenberg sub brand). HGMC and/or Duesenberg would be given the first option right to purchase the developed product(s) from VIL.

8.3

All VIL investment and/or development on tangible or intangible assets (exclusive of the trademark Duesenberg and/or sub brands), such as; Point of Sales (POS), SMART System Integration, E-Wallet transaction systems, equipment, retailing outlets and/or matters related shall be the ownership of VIL. VIL shall retain title to any equipment necessary for the investment and/or development.

8.4

VIL’s ownership rights to the development of Duesenberg product(s), tangible or intangible products; such as Point of Sales (POS), SMART System Integration, E-Wallet transaction systems, equipment, retailing outlets and/or matters related to business investment in Duesenberg, VIL reserves the rights to offer such systems, intangible or tangible products of the same to any new clientele/customer base. HMGC and/or Duesenberg are given the first right option to outright acquire such ownership rights.

8.5

For any outright acquisition on VIL’s ownership on the tangible and intangible assets, shall be negotiated by both parties at goodwill and at a reasonable market price. The final offer price would be at VIL discretion.

/s/ VIL Initials	/s/ HMGC Initials

8.6

All investment by VIL in investment and/or business participation of Duesenberg products, shall be granted a royalty-free as per Clause 9.

9.

GRANT OF RIGHTS

HMGC hereby grants VIL a royalty-free, to use Duesenberg Intellectual Property should VIL invest in Duesenberg businesses or within its own organization produce new line of high-end luxury quality products.

10.

PRODUCTS’ PROMOTION AND MARKETING

10.1

VIL will be principally responsible for the Online and Offline marketing promotion and sales of all the Duesenberg Products globally and shall arrange at its own cost and expense suitable promotional exercises and educational matters for the Products as per Duesenberg’s Marketing Guidelines and VIL shall send to HMGC examples of its proposed advertising styles.

10.2

VIL will use every reasonable means to market the Products and to promote sales of the Products globally by, inter alia, online and offline advertising, social media attending trade shows, events and other forms of publicity.

10.3

VIL will set up and maintain adequate marketing, sales and after sales service for all Products globally which shall adhere to its obligations under this Agreement.

10.4

VIL covenants that VIL will adhere to the Duesenberg Marketing Guidelines in all its promotion and marketing exercises, unless otherwise mutually agreed.

11.

SALES/MANAGEMENT REPORTS

11.1

VIL shall keep a Monthly Accounting Sales/Management Report, Consumer/Market analysis and user database on any Duesenberg Brand or sub brands Products managed by VIL.

11.2

A monthly Sales/Management Report shall be sent to HGMC every 15th calendar month for the previous month’s Sales/Management Report.

11.3

A quarterly Sales/Management Report, Consumer/Market analysis and user database shall be sent to HMGC on the 15th day of 4th calendar month which shall be define as follows;

/s/ VIL Initials	/s/ HMGC Initials

1st Quarter : November, December, January 2nd Quarter : February, March, April

3rd Quarter : May, June, July

4th Quarter : August, September, October

11.4

VIL shall give written notices for any delay submission on the Sales/Management Report.

12.

CONFIDENTIALITY

12.1

Any information, data and/or contents of documents made available by a party hereto to the other for the purposes of this Cooperation Agreement hereby contemplated shall not, without the prior written consent of such party, be disclosed to any person, firm or corporation (and to only such extent for) the implementation of the Cooperation. Such information, data and/or contents of documents may be disclosed to officers, employees, auditors, solicitors and other professional advisors of this Agreement but only to the extent required in each instance for the implementation of the Cooperation hereby contemplated.

12.2

Each party hereto hereby undertakes with the other party hereto, and to the intent that such undertaking shall have full force and effect notwithstanding that such party shall cease to participate in the Cooperation, that it will not, without the prior written consent of the other party hereto, divulge to any person, firm or corporation, any information on technical, economic, financial and marketing matters and any material, data and/or contents of documents received by such party hereto from the other party hereto relating to the Cooperation except where (but only to the extent that) disclosure is required by law and will ensure that its employees and agents shall at all times observe this clause.

13.

BREACH OF AGREEMENT

13.1

HMGC reserves the right to terminate the agreement and to claim against VIL for losses or liquidated damages as provided in this agreement or by law, if VIL fails to carry out its obligations under this agreement.

/s/ VIL Initials	/s/ HMGC Initials

13.2

Subject to Clause 20 hereof (Force Majeure), in case of failure of the VIL and/or HMGC to comply with any of the obligations assumed under this Agreement, shall entitle the other Party, without prejudice to any recourses available to it, to consider such failure as a breach of this Agreement and to terminate the same, or to unilaterally suspend its performance until such failure is corrected, and in both cases, may claim direct damages for the breach of this Agreement.

14.

CONSEQUENCES OF BREACH

14.1

If any party hereto shall have committed a breach of any provision of this Agreement, the non-defaulting party may serve a written notice on the defaulting party complaining of such breach and requiring the defaulting party to remedy the breach within thirty (30) days of service of the notice. If the defaulting party fails to remedy the breach within the period specified herein, the non-defaulting party shall be entitled but not obliged to terminate this Agreement.

14.2

Without prejudice to any to the above stated provisions, in the event any party hereto shall have committed a breach of any provision of this Agreement resulting in any loss and/or expenses being suffered by the Cooperation and/or the other party, the defaulting party shall indemnify the other party in respect of such loss and/or expenses suffered by the Cooperation and/or the other party.

15.

COMMENCEMENT AND TERMINATION

This Agreement shall be deemed to continue until completion of this Cooperation Agreement or businesses unless terminated by the mutual consent of the parties PROVIDED THAT such termination shall not discharge or otherwise affect any liability incurred or obligation entered into by any party to any other party or any third party prior to the date of termination. A sixty (60) days written notice in advance shall serve by either party for this Agreement Termination.

16.

LANGUAGE

The English language shall be the medium used in all correspondence and legally binding tender.

/s/ VIL Initials	/s/ HMGC Initials

17.

TAX

The parties hereto shall be jointly and severally liable for all income tax incurred by them in proportion if there is any share of the Profit and shall indemnify the other party against any costs, damages, compensation or otherwise suffered by it as a result of any claim or suit for income tax incurred by the Cooperation.

18.

GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong for the time being in force.

19.

ARBITRATION

19.1

Any dispute, controversy or claim arising out of or in relation to this Agreement, or the breach, termination or invalidity thereof shall be settled, in so far as it is possible, by mutual consultation and consent.

19.2

If the parties are unable to reach mutual consent within thirty (30) days after the notice by any party to the other of the dispute, the dispute shall be finally settled by way of arbitration conducted under the auspices of the Kuala Lumpur Regional Centre for Arbitration in accordance with the Rules for Arbitration of the London Regional Arbitration Centre. The number of arbitrators shall be three (3) of whom one (1) shall be appointed by VIL , all parties and the third by mutual agreement of the parties hereto, failing which the appointing authority for the third arbitrator shall be the Director of the London Regional Centre for Arbitration. The party in whose favour the arbitration award is granted shall be entitled to recover the costs and expenses of administration of the arbitration proceedings from the other party. Any arbitration award granted shall be final and binding on the parties hereto.

19.3

The arbitration shall be conducted in the English Language and be held in Kuala Lumpur Regional Centre for Arbitration, Malaysia.

/s/ VIL Initials	/s/ HMGC Initials

20.

FORCE MAJEURE

Neither Party to this Agreement shall be responsible for breach of Agreement caused by acts of God, insurrection, civil war, military operations, breakdown in operations or national and local emergencies. This shall include banking transactions beyond the control of the either Parties caused by banking due diligence requirements and/or legitimate compliance delays. Otherwise, the Parties hereby accept the international provisions of Force Majeure and hardships published by the International Chamber of Commerce.

21.

SEVERABILITY

If any of the provisions of this Agreement is found by any competent authority (whether judicial or quasi-judicial) to be void or unenforceable such provision shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall remain in force and effect. Notwithstanding the foregoing the parties hereto shall thereupon negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for the provision so found to be void or unenforceable.

22.

ASSIGNMENT

All parties may at any time assign this Agreement or its total or partial performance hereof to any other company, which assumes the obligations of the parties under the terms of the assignment. Formal notice of the assignment shall be rendered to the party, expressly indicating the assignee's full coordinates.

23.

TERMINATION

The Parties agree that this Agreement shall terminate upon any one or more of the followings:

23.1

Time

On the Expiry Date unless extended pursuant to this Agreement.

23.2

Fundamental breach

On the occurrence of any of the following events (which are deemed fundamental breaches of this Agreement):

23.2.1

failure on the part of VIL to comply with the terms of any Default Notice as provided this Agreement; and/or

/s/ VIL Initials	/s/ HMGC Initials

23.2.2

failure by either Party to carry any of its obligations under this Agreement resulting in the other Party substantially suffering deprivation of its entitlement or entitlements under this Agreement.

23.3

Insolvency

If either Party goes into liquidation either compulsory or voluntary (save for the purpose of reconstruction or amalgamation) or if a receiver is appointed in respect of the whole or any part of its assets or if the Party makes an assignment for the benefit of or composition with its creditors generally or threatens to do any of these things or any judgment is made against the Party or any similar occurrence under any jurisdiction affects the Party

23.4

By Notice

If either of the Party gives to the other Party a written notice not later than six (6) months before the Expiry Date this Agreement shall terminate without prejudice to any antecedent breach.

23.5

Breach of Warranty or Covenant

If there is any breach of warranty or covenant by either Party (”the Defaulting Party”) which has not been remedied by the Defaulting Party pursuant to the provisions of this Agreement after notice has been given by the other Party requiring the same to be remedied.

24.

Granting Option Term

24.1

Provided that VIL has duly and punctually observed and performed all of its obligations and covenants under this Agreement in the event VIL wishes to extend the Cooperation Agreement Term:

24.1.1

VIL must give HMGC notice in writing at least six (6) months prior to the Expiry Date of VIL’s desire to extend the Term (“the Option Term”); and

24.1.2

the Option Term  shall be five (5) years or  ten (10)  years commencing immediately from the day next after the Expiry Date, unless otherwise agreed by HMGC, and upon terms to be agreed.

24.2

If VIL has no desire to extend the Cooperation Agreement Term beyond the Expiry Date, VIL shall serve a written notice not later than six (6) months before the Expiry Date to HMGC.

/s/ VIL Initials	/s/ HMGC Initials

25.

MUTUAL AGREEMENTS

25.1

The parties hereto recognise that it is impracticable to make provisions for every contingency that may arise in the course of performance of the provisions hereof and accordingly declare their intention that this Agreement shall operate between them with fairness and without detriment to the interest of any party and covenant and agree with each other that they shall use their best endeavors to ensure that full effect be given to the terms of this Agreement in the spirit in which it was agreed.

25.2

Each party hereto agrees to exercise its best endeavors at all times to promote the interests of this Cooperation and to give effect to the terms of this Agreement.

26.

WAIVER

No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power preclude any other or further exercise thereof or the exercise of any other right or power herein.

27.

FRUSTRATION OF COOPERATION

In the event that this Agreement or any part thereof should become impossible of performance as a result of war, natural disaster, riots, force majeure or government regulations, this Agreement shall be deemed to have been frustrated and each of the parties hereto shall not be liable for failing to perform their obligations under this Agreement.

28.

NOTICE

28.1

Any notice or other document to be given hereunder shall be in writing and deemed to be properly served if delivered by hand, email or sent by post/courier to the addressee thereof at its address as set out hereinabove or to such other address as may hereafter be notified by the addressee as its address for service:-

28.2

Any notice sent in the manner prescribed in Clause 28.1 shall be deemed to have been served as follows:-

28.2.1

in the case of delivery by hand, on the date of receipt by the addressee thereof; and

/s/ VIL Initials	/s/ HMGC Initials

28.2.2

in the case of courier or postal delivery, seven (7) days after the same shall have been delivered to the postal authorities for delivery by prepaid AR registered post.

28.3

All notices to be served under this Agreement shall be considered received if delivered to the Parties by email, hand or sent by facsimile message and confirmed by post to the address of the Parties set out below:

VIL

VGRAB INTERNATIONAL LTD

Business Suites, Unit 704, Level 7, Uptown 1,1 Jalan SS21/58, Damansara Uptown, 47400 Petaling Jaya, Selangor Darul Ehsan, Malaysia

Email : joelim@vgrab.com; charlesliong@vgrab.com

HMGC

HAMPSHIRE MOTOR GROUP (CHINA) LTD

Room E, 6th Floor, Eastern Commercial Center, 397 Hennessy Road, Hong Kong, P.R.China

Email : hmgc@duesenbergmotorcarcompany.com

If a Party changes its address, it shall within 14 (fourteen) days inform the other Party on such change.

29.

GENERAL

29.1

This agreement contains the entire understanding between the Parties with respect to the transactions contemplated hereby and can only be amended by a written agreement;

29.2

Any prior agreement written or verbal is deemed merged herein and shall be superseded by this agreement;

29.3

This agreement may be executed simultaneously in two (2) or more counterparts each of which shall be deemed to be an original;

29.4

The article and other headings in this agreement are for convenience only and shall not be interpreted in any way to limit or change the subject matter of this agreement;

29.5

All signed appendices, annexure and supplements shall constitute  an integral part of the present Agreement;

/s/ VIL Initials	/s/ HMGC Initials

29.6

With the exception of cases specifically mentioned in the present Agreement neither party may be held liable for indirect limited losses resulting from non-performance of the obligations hereunder;

29.7

EDT (Electronic Document Transmission) shall be deemed to be valid and enforceable in respect of the provisions of this Agreement. Either party shall be in a position to request a hard copy of any previous electronically transmitted document;

29.8

Grammatical mistakes, typing errors, if any, shall not be regarded as contradictions;

29.9

Any information contained herein shall be kept confidential, and shall not be subsequently disclosed to third Parties or reproduced in any way.

30.

SPECIAL CONDITIONS

30.1

All parties warrants that they have exerted and shall continue to exert their best efforts to avoid any action, which might be in any manner detrimental to all parties interest in the negotiation, execution and performance of this Agreement;

30.2

All parties warrants that they will, under no circumstances, attempt to contact either parties suppliers/customers/end-buyers; doing so will be regarded as a material breach of the terms of this Agreement and will subject the breached party to legal action;

30.3

The Parties hereby agree that all terms, which are not specifically confirmed and agreed upon in this Agreement, have to be referred to the general rules of the ICC INCOTERMS Edition 2013 with the latest amendments;

30.4

Upon mutual agreement of all Parties, this Agreement can be extended for the same time period having the same terms and conditions of this Agreement, providing that either party submits their written request to the other party by no later than six (6) month prior to the termination of this Agreement.

30.5

Any other documents inadvertently not listed which pertain to or are related to the current agreement, duly signed by the authorized persons.

/s/ VIL Initials	/s/ HMGC Initials

31.

AMENDMENTS & WAIVERS

This Agreement shall not be amended or modified or any provision thereof waived, except in writing and accepted by All Parties. Any provision of this Agreement, which is declared unlawful or unenforceable by a Court of competent jurisdiction, shall not affect any other provision herein.

32.

COSTS

Each of the parties hereto shall pay their own costs and expenses incurred in relation to the negotiation, preparation and execution of this Agreement.

33.

ENTIRE AGREEMENT AND AMENDMENTS

33.1

Save insofar as the terms herein contained are supplemented by the articles of association of the Cooperation, this Agreement represents the complete and entire understanding between the parties to the exclusion of all agreements to the contrary, whether oral or written, made prior to the date hereof.

33.2

Any modification, amendment or alteration of this Agreement shall be made only with the written consent duty signed by all parties and shall be effective from the date of the revision or such other date as may be agreed upon between the parties.

34.

EFFECT OF HEADINGS

The headings of the Clauses hereof have been inserted for convenience only and shall not affect the interpretation of the provisions of this Agreement.

35.

BINDING EFFECT

This Agreement shall be binding on the successors in title and permitted assigns of the parties hereto.

/s/ VIL Initials	/s/ HMGC Initials

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Represented legally by

For and on behalf of VGRAB INTERNATIONAL LTD

Represented by

/s/ Liong Fook Weng (Charles)

Liong Fook Weng (Charles)

Executive Director/Chief Financial Officer

Passport No. ######### (Malaysia Passport)

Represented legally by

For and on behalf of HAMPSHIRE MOTOR GROUP (CHINA) LTD

Represented by

HAMPSHIRE MOTOR GROUP (CHINA) LIMITED

/s/ Chen Wei Jie

Chen Wei Jie

Executive Director

Passport No. ######### (China Passport)

Witness By: /s/ Lim Kaishen	Witness By: /s/ Lim Chin Yang
Lim Kaishen	Lim Chin Yang
Passport No: #######	Passport No: #######

/s/ VIL Initials	/s/ HMGC Initials

APPENDIX A

/s/ VIL Initials	/s/ HMGC Initials